EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our reports dated February 20, 1998, included in Callon Petroleum Company's Form 10-K for the year ended December 31, 1997 and to all references to our Firm in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP

New Orleans, Louisiana
February 5, 1999